MULTIFAMILY NOTE

                      US $15,084,000.00 New York, New York


                                 March 14, 1997

         FOR VALUE RECEIVED, GR-Properties III Limited Partnership, Foxwoodburg, L.P., Grove-Westfield Associates Limited Partnership, Grove-West Springfield Associates Limited Partnership, and GR-Westwynd Associates Limited Partnership (collectively, "Makers"), jointly and severally, promise to pay Citicorp Real Estate, Inc. ("Lender"), or order, the principal sum of Fifteen Million Eighty Four Thousand and 00/100 Dollars ($15,084,000.00), with interest ("Interest") on the unpaid principal balance from March 14, 1997, until paid, at the Effective Interest Rate (hereinafter defined). The principal and Interest shall be payable at c/o Citibank, N.A., One Court Square, 45th Floor, Zone 5, Long Island City, NY 11120, Attn: John Fierst, or such other place as Lender may designate in writing in accordance with the provisions set forth below, until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, together with any accrued and unpaid Interest, if not sooner paid, shall be due and payable on April 1, 2007 (the "Maturity Date").

         For purposes of calculating the interest rate and the payment of Interest hereunder, the following terms shall have the meanings set forth below, with such definitions to be applicable equally to the singular and the plural forms:

         "Base LIBOR Rate" shall mean, with respect to each Interest Accrual Period (other than the First Interest Accrual Period), the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000 of 1%) determined as follows (such determination to be conclusive, absent manifest error):

                  (i) On the LIBOR Determination Date immediately preceding an Interest Accrual Period, Lender will determine the offered rate for one month U.S. dollar deposits as of10:00 a.m. (London time) that appears on Telerate Page 3750. Such offered rate shall be the Base LIBOR Rate; or

                  (ii) If for any reason such offered rate does not so appear, or if the relevant page and the replacement page is unavailable, on the LIBOR Determination Date immediately preceding an Interest Accrual Period, the Base LIBOR Rate for such Interest Accrual Period shall be the rate of interest per annum (determined on a 360 day, actual days elapse basis) offered by the principal office of Citibank, N.A. in London to prime banks in the London interbank market at 10:00 a.m. (London time) two (2) LIBOR Business Days immediately preceding the LIBOR Determination Date which commences such Interest Accrual Period as the rate per annum at which such principal office of Citibank, N.A. in London would be willing to accept a deposit from such prime banks in an amount equal to $1,000,000.

         If no amount can be established for the Base LIBOR Rate pursuant to clause (i) or (ii) above on a LIBOR Determination Date, the Base LIBOR Rate for the Interest Accrual Period shall be the Base LIBOR Rate in effect for the last preceding Interest Accrual Period.

         "Closing Date" shall mean as of March 13, 1997.

         "Effective Interest Rate" shall mean the rate of interest on this Note which is equal to (a) 6.58% per annum for the First Interest Accrual Period and
(b) thereafter, the Base LIBOR Rate in effect for each Interest Accrual Period plus 1.14% per annum.

         "First Interest Accrual Period" shall mean the period commencing on (and including) March 14, 1997 and ending on (but not including) April 1, 1997.

         "Interest Accrual Period" shall mean the period commencing on (and including) the first day of each calendar month and ending on (but not including) the first day of the next calendar month.

         "LIBOR Business Day" shall mean a day upon which U.S. dollar deposits may be dealt in on the London interbank market and commercial banks and foreign exchange markets are open in London, but excluding a Saturday, a Sunday or other day on which Lender is not open for business.

         "LIBOR  Determination  Date"  shall  mean  February  27,  1997  and the twenty-seventh (27th) day of each successive calendar month thereafter; provided, however, that such day is a LIBOR Business Day. If such day is not a LIBOR Business Day, LIBOR Determination Date shall be the first day preceding such day that is a LIBOR Business Day.

         "Payment Date" shall mean May 1, 1997, and the first day of each calendar month thereafter, unless such day is not a LIBOR Business Day, in which event it shall be the following LIBOR Business Day.

         "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association interest settlement rates for U.S. Dollar deposits). Any Base LIBOR Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions of this Note shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one (1) hour of the time when such rate is displayed by such service.

         This Note shall bear Interest during each Interest Accrual Period at the Effective Interest Rate in effect for such Interest Accrual Period.

         Throughout the term of this Note, Interest shall be calculated based on a 360-day year consisting of twelve (12) thirty (30) day Interest Accrual Periods. If any payment of Interest to be made by Makers shall become due on a day other than a LIBOR Business Day, such payment shall be made on the next succeeding LIBOR Business Day.

         Makers shall pay Lender, in advance, on the date hereof, interest only on the outstanding principal balance of this Note, at the Effective Interest Rate for the First Interest Accrual Period, from the date hereof to and excluding April 1, 1997.

         Makers shall make payments of Interest to Lender monthly in arrears on each Payment Date, commencing on May 1, 1997, in an amount equal to Interest accrued during the Interest Accrual Period which expired on such Payment Date at the Effective Interest Rate in effect for such Interest Accrual Period.

         Lender shall furnish to Makers, two (2) days after each LIBOR Determination Date, a statement showing Interest to accrue during the Interest Accrual Period immediately succeeding the Interest Accrual Period in which such LIBOR Determination Date occurs, and the Effective Interest Rate in effect for such succeeding Interest Accrual Period and the payment of Interest to be due for such Interest Accrual Period (the "Lender's Statement"). Failure of Lender to timely furnish the Lender's Statement shall not waive Lender's right to subsequently furnish such statement.

         If the Lender's Statement shall be furnished to Makers after the expiration of the Interest Accrual Period to which it relates, then until the Lender's Statement is delivered for such Interest Accrual Period, Makers shall make the monthly payment of Interest based upon Interest as set forth in the Lender's Statement then in effect and Makers, shall, within five (5) days after the Lender's Statement is furnished to Makers, pay to Lender an amount equal to any underpayment theretofore paid by Makers for such Interest Accrual Period, and in the event of an overpayment by Makers, Lender shall permit Makers to credit against subsequent payments of Interest the amount of such overpayment.

         If any payment of Interest under this Note is not paid when due, at the option of Lender, the entire principal amount outstanding hereunder and all accrued and unpaid Interest thereon and all other sums due hereunder shall at once become due and payable. Lender may exercise this option to accelerate during any default by any of Makers regardless of any prior forbearance. In the event of any default by any of Makers in the payment of this Note or any other payment due under the Instrument or any other Loan Document (as such terms are hereinafter defined), and if the same is referred to an attorney at law for collection or any action at law or in equity is brought with respect hereto, Makers, shall pay Lender all expenses and costs, including, but not limited to, reasonable attorney's fees and applicable statutory costs.

         If any payment of Interest under this Note is not received by Lender within ten (10) calendar days after such payment is due, Makers shall pay to Lender a late charge of the greater of (a) US$250.00 or (b) five (5%) percent of such payment, such late charge to be immediately due and payable without demand by Lender. If any payment of Interest under this Note or any other monetary payment due under this Note, the Instrument or any other Loan Document remains past due for ten (10) calendar days or more, the outstanding principal balance of this Note shall bear interest during the period such default exists at the Effective Interest Rate plus five percent (5%) per annum, or if there shall exist any non-monetary default by any of Makers under this Note, the Instrument or any other Loan Document which remains uncured for the later of (i) ten (10) calendar days or (ii) the expiration of any applicable grace or cure period specifically provided in the Instrument, the outstanding principal balance of this Note shall bear interest during the period any of Makers is in default at the Effective Interest Rate plus two percent (2%) per annum, or, if such increased rate of interest may not be collected from any of Makers under applicable law, then at the maximum increased rate of interest, if any, which may be collected from any of Makers under applicable law.

         From time to time, without affecting the joint and several obligations of Makers or the successors or assigns of Makers to pay the outstanding principal balance of this Note and observe the covenants of Makers contained herein in the Instrument or in any other Loan Document, without affecting the guaranty of any person, corporation, partnership or other entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of any of Makers, the successors or assigns of Makers or guarantors, and without liability on the part of Lender, Lender may, at the option of Lender, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, agree in writing with Makers to modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor, take or release other or additional security, and agree in writing with Makers to modify the rate of Interest or period of amortization of this Note or change the amount of the monthly payments of Interest payable hereunder.

         Presentment, notice of dishonor, and protest are hereby waived by Makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of Makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

         The indebtedness evidenced by this Note is secured by among other things, those certain eight (8) Multifamily Mortgages, Assignment of Rents and Security Agreements, dated of even date herewith, each of which is executed by one of the Makers (collectively, the "Instrument"), encumbering the real properties more particularly described therein and set forth on Schedule 1 attached hereto (collectively, the "Property"), and reference is made thereto for rights as to acceleration of the indebtedness evidenced by this Note. This Note shall be governed by the law of the State of New York.

         Prior to and through March 31, 2000, this Note may not be prepaid in whole or (except as hereinafter provided) in part. Commencing April 1, 2000 and continuing through and including the day immediately prior to the Maturity Date, this Note may only be prepaid (whether voluntarily or involuntarily, except as hereinafter provided, and including any acceleration by Lender) in whole, upon not less than five (5) days written notice by Makers to Lender prior to the next applicable LIBOR Determination Date and the simultaneous payment by Makers to Lender of the then unpaid principal balance of this Note together with (i) all accrued and unpaid Interest through and including the last day of the calendar month in which such prepayment is made and (ii) any other sums then due under this Note, the Instrument or any other Loan Document.

         Notwithstanding anything to the contrary contained herein, commencing April 1, 2000 and continuing through and including the day immediately prior to the Maturity Date, a permitted partial prepayment of this Note may only be made in connection with a release of any of the Property (the "Released Property") by Lender pursuant to Article 37 of the Instrument by prepayment of a portion of the outstanding principal balance of this Note equal to one hundred twenty-five percent (125%) of that portion of the then unpaid principal balance of this Note allocated to the Released Property in accordance with the allocation percentage set forth in Schedule 2 attached hereto (the "Allocated Principal") together with one hundred percent (100%) of any other sums then due and unpaid under this Note, the Instrument or any other Loan Document, including, but not limited to, accrued and unpaid Interest. In the event of such partial prepayment of this Note, the total unpaid principal balance of this Note shall be reduced by the principal portion of such partial prepayment, provided, however, that the Maturity Date under this Note shall remain unchanged.

         Subject to the qualifications below in this paragraph, Makers, shall, jointly and severally, be liable for payment and performance of all of the obligations, covenants and agreements of Makers under this Note, the Instrument, the Assignment of Leases and Rents (herein so called), dated of even date herewith, and executed by Makers to Lender, the Environmental Indemnity Agreement (herein so called), dated of even date herewith, and executed by Makers and Lender, and all other instruments and documents evidencing, securing or governing the terms of the loan (the "Loan") evidenced by this Note (collectively, the "Loan Documents"), to the full extent (but only to the extent) of all of the Property and any other items, property or amounts which are collateral or security for the Loan pursuant to any Loan Document. If a default occurs in the timely and proper payment of any portion of such indebtedness or in the timely performance of any obligations, agreements or covenants under any of the Loan Documents, except as set forth below in this paragraph, neither Makers, nor any partner of Makers, nor any partner, stockholder, director or officer of any partner of Makers, shall be personally liable for the repayment of any of the principal of, interest on, or prepayment fees or late charges, or other charges or fees, due in connection with, the Loan, the performance of any covenants of Makers under this Note, the Instrument or any of the other Loan Documents or for any deficiency judgment which Lender may obtain after default by any of Makers. Notwithstanding the foregoing provisions of this paragraph or any other agreement, Makers shall, jointly and severally, be fully and personally liable for any and all: (1) liabilities, costs, losses, damages, expenses or claims (including, without limitation, any reduction in the value of the Property or any other items, property or amounts which are collateral or security for the Loan) suffered or incurred by Lender by reason of or in connection with (a) any fraud or misrepresentation by any of Makers in connection with the Loan, including but not limited to any misrepresentation of any of Makers contained in any Loan Document, (b) any failure to pay taxes, insurance premiums (except to the extent that such taxes and insurance premiums are then held by Lender), assessments (but only to the extent such failure results from the misapplication of the rentals or other income derived from the Property), charges for labor or materials or other charges that can create liens on any portion of the Property, (c) any misapplication of (i) proceeds of insurance covering any portion of the Property, or (ii) proceeds of the sale or condemnation of any portion of the Property, (d) any rentals, income, profits, issues and products received by or on behalf of any of Makers subsequent to the date on which Lender gives written notice that a default has occurred under the Loan and not applied to the payment of principal or Interest due under this Note or the payment of operating expenses (excluding any operator's, manager's, or developer's fee payable to any of Makers or any affiliate of any of Makers) of the

Property, (e) any failure to maintain, repair or restore the Property in accordance with any Loan Document, to the extent not covered by insurance proceeds made available to Lender, (f) any failure by any of Makers to deliver to Lender all unearned advance rentals and security deposits paid by tenants of the Property received by or on behalf of any of Makers, and not refunded to or forfeited by such tenants, (g) any failure by any of Makers to return to, or reimburse Lender for, all personalty taken from the Property by or on behalf of any of Makers, except in accordance with the provisions of the Instrument, and
(h) any and all indemnities given by any of Makers to Lender set forth in the Environmental Indemnity Agreement or any other Loan Document in connection with any environmental matter relating to the Property; and (2) court costs and all attorneys' fees provided for in any Loan Document. Furthermore, no limitation of liability or recourse provided above in this paragraph shall (x) apply to the extent that Lender's rights of recourse to the Property are suspended, reduced or impaired by or as a result of any act, omission or misrepresentation of any of Makers or any other party now or hereafter liable for any part of the Loan and accrued interest thereon, or by or as a result of any case, action, suit or proceeding to which any of Makers or any such other party, voluntarily becomes a party; or (y) constitute a waiver, forfeiture, abrogation or limitation of or on any right accorded by any law establishing a debtor relief proceeding, including, but not limited to, Title 11, U.S. Code, which right provides for the assertion in such debtor relief proceeding of a deficiency arising by reason of the insufficiency of collateral notwithstanding an agreement of Lender not to assert such deficiency.

         This Note shall be governed by and construed in accordance with the law of the State of New York and applicable federal law. The parties hereto intend to conform strictly to the applicable usury laws. In no event, whether by reason of demand for payment, prepayment, acceleration of the maturity hereof or otherwise, shall the Interest contracted for, charged or received by Lender hereunder or otherwise exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever Interest would otherwise be payable to Lender in excess of the maximum lawful amount, the Interest payable to Lender shall be reduced automatically to the maximum amount permitted by applicable law. If Lender shall ever receive anything of value deemed Interest under applicable law which would apart from this provision be in excess of the maximum lawful amount, an amount equal to any amount which would have been excessive Interest shall be applied to the reduction of the principal amount owing hereunder in the inverse order of its maturity and not to the payment of interest, or if such amount which would have been excessive Interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Makers. All Interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of Interest on account of such indebtedness does not exceed the maximum permitted by applicable law. The provisions of this paragraph shall control all existing and future agreements between Makers and Lender.

         MAKERS, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT MAKERS MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH THIS NOTE, THE INSTRUMENT, ANY OTHER LOAN DOCUMENT, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

         Lender shall have the right to assign, in whole or in part, this Note, the Instrument and any other Loan Document andall of its rights hereunder and thereunder, and all of the provisions herein and therein shall continue to apply to the Loan. Lendershall have the right to participate the Loan with other parties.

         Makers warrant and represent to Lender that the proceeds of the Loan evidenced by this Note will not be used for personal, family or household purposes.

         Executed under seal on the day and year first above written.





Signed and sealed in the presence of:

                      GR-PROPERTIES III LIMITED PARTNERSHIP
    /s/ Louis Hait
Name: Louis Hait                       By: Grove Investment Group, Inc.,
                               Its General Partner

                                            By:   /s/ Joseph R. LaBrosse
    /s/ Victor Morganthaler                 Joseph R. LaBrosse
Name: Victor Morganthaler                  Its Treasurer




Signed and sealed in the presence of:

                                FOXWOODBURG, L.P.
   /s/ Louis Hait
Name:   Louis Hait                     By: FWB, Inc.,
                               Its General Partner

                                            By:    /s/ Joseph R. LaBrosse
   /s/ Victor Morganthaler                  Joseph R. LaBrosse
Name: Victor Morganthaler                  Its Treasurer



Signed and sealed in the presence of:

                           GROVE-WESTFIELD ASSOCIATES
 /s Louis Hait                            LIMITED PARTNERSHIP
Name:   Louis Hait
                                       By:      Grove Investment Group, Inc.,
                               Its General Partner

                                                By:   /s/ Joseph R. LaBrosse
 /s/ Victor Morganthaler                     Joseph R. LaBrosse
Name: Victor Morganthaler                Its Treasurer



Signed and sealed in the presence of:


NF34138.9
                                                         3

                        GROVE-WEST SPRINGFIELD ASSOCIATES
     /s/ Louis Hait                        LIMITED PARTNERSHIP
     Name:Louis Hait
                                    By:      Grove Investment Group, Inc.,
                               Its General Partner

                                    By:   /s/ Joseph R. LaBrosse
   /s/ Victor Morganthaler                  Joseph R. LaBrosse
Name: Victor Morganthaler                  Its Treasurer




Signed and sealed in the presence of:

                             GR-WESTWYND ASSOCIATES
   /s/ Louis Hait                         LIMITED PARTNERSHIP
Name:   Louis Hait
                                     By:      Grove Caya Corporation,
                               Its General Partner

                                     By:    /s/ Joseph R. LaBrosse
   /s/ Victor Morganthaler                  Joseph R. LaBrosse
Name:   Victor Morganthaler                Its Treasurer

                                   Schedule 1



           Property                                       Location

1.         Westwynd                                       West Hartford, CT

2.         Loomis Manor                                   West Hartford, CT

3.         Woodbridge Apartments                          Newington, CT

4.         Burgundy Studios                               Middletown, CT

5.         Fox Hill Commons                               Vernon, CT

6.         Bradford Commons                               Newington, CT

7.         Van Deene                                      West Springfield, MA

8.         Security Manor                                 Westfield, MA

                                   Schedule 2



           Property                        Allocated Debt

1.         Westwynd Apartments                            $1,215,000
           Caya Avenue                     (or 8% of outstanding
           West Hartford, CT               principal balance)

2.         Loomis Manor Apartments                        $1,650,000
           71 Loomis Drive                 (or 11% of outstanding
           West Hartford, CT               principal balance)

3.         Woodbridge Apartments                          $2,220,000
           83 Main Street                  (or 15% of outstanding
           Newington, CT                   principal balance)

4.         Burgundy Studios                               $1,650,000
           104 Meeting House Lane          (or 11% of outstanding
           Middletown, CT                  principal balance)

5.         Fox Hill Commons                               $2,100,000
           99-101 South Street             (or 14% of outstanding
           Vernon, CT                      principal balance)

6.         Bradford Commons                               $1,860,000
           1582 Willard Avenue             (or 12% of outstanding
           Newington, CT                   principal balance)

7.         Van Deene Manor                                $3,000,000
           39 Van Deen Avenue              (or 20% of outstanding
           West Springfield, MA            principal balance)

8.         Security Manor Apartments                      $1,389,000
           47 Broad Street                 (or 9% of outstanding
           Westfield, MA                   principal balance)
                                                          $15,084,000





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